Exhibit No. Ex-99.g.1.e

                                    FUND LIST
                                       TO
                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                             JPMORGAN CHASE BANK AND
                       NATIONWIDE VARIABLE INSURANCE TRUST

                               Dated April 4, 2003
                         AMENDED, Effective May 1, 2007*

FUND NAME
---------
NVIT Nationwide Fund
Nationwide NVIT Growth Fund
Nationwide NVIT Government Bond Fund
Nationwide NVIT Money Market Fund
Nationwide NVIT Money Market Fund II
Gartmore NVIT Worldwide Leaders Fund
J.P. Morgan NVIT Balanced Fund
Van Kampen NVIT Comstock Value Fund
Van Kampen NVIT Multi Sector Bond Fund
Federated NVIT High Income Bond Fund
Nationwide NVIT Mid Cap Growth Fund
NVIT Mid Cap Index Fund
Nationwide Multi-Manager NVIT Small Cap Growth Fund
Nationwide Multi-Manager NVIT Small Company Fund
Nationwide Multi-Manager NVIT Small Cap Value Fund
Nationwide NVIT Global Technology and Communications Fund
Nationwide NVIT Global Health Sciences Fund
NVIT Nationwide Leaders Fund
Gartmore NVIT Emerging Markets Fund
Gartmore NVIT International Growth Fund
Nationwide NVIT U.S. Growth Leaders Fund
Gartmore NVIT Global Utilities Fund
Nationwide NVIT Global Financial Services Fund
Nationwide NVIT Investor Destinations Aggressive Fund
Nationwide NVIT Investor Destinations Moderately Aggressive Fund
Nationwide NVIT Investor Destinations Moderate Fund
Nationwide NVIT Investor Destinations Moderately Conservative Fund Nationwide NVIT Investor Destinations Conservative Fund
NVIT International Value Fund
NVIT S&P 500 Index Fund
Gartmore NVIT Developing Markets Fund

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FUND NAME
---------
American Funds NVIT Growth Fund
American Funds NVIT Global Growth Fund
American Funds NVIT Asset Allocation Fund
American Funds NVIT Bond Fund
American Funds NVIT Growth-Income Fund
NVIT Bond Index Fund
NVIT International Index Fund
NVIT Small Cap Index Fund
NVIT Enhanced Income Fund

----------
*    As most recently approved at the January 11, 2007 Board Meeting.